Exhibit 99

Silicon Labs Announces Fourth Quarter 2017 Results

— Q4 Revenue Tops $200 Million —

AUSTIN, Texas — Jan. 31, 2018 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its fourth quarter ended December 30, 2017. Revenue in the fourth quarter ended at the high end of guidance at $201 million, up from $199 million in the third quarter, and establishing a new all-time record. Fourth quarter GAAP (loss) per share was $(0.11), which includes an approximate $(0.60) per share impact from U.S. corporate tax reform, resulting from a $26 million charge to the GAAP tax provision. Fourth quarter non-GAAP diluted earnings per share were $0.93.

“We are very pleased to report outstanding fourth quarter and full-year 2017 financial performance, including 10 percent year-on-year product revenue growth for Q4 and 11 percent for the year,” said Tyson Tuttle, CEO of Silicon Labs. “With the combined effort of our 1,300 employees and the support of our business partners and customers worldwide, we have transformed our business to address large, high-quality, sustainable and growing market trends in IoT, green energy and Internet infrastructure. Becoming a $1 billion company is within our sight.”

Fourth Quarter Financial Highlights

•                  IoT revenue established a record, increasing to $109 million, up 10% sequentially and 28% year-on-year.

•                  Infrastructure revenue increased to $39 million, up 1% sequentially and 5% year-on-year.

•                  Broadcast revenue declined to $36 million, down 16% sequentially and 11% year-on-year.

•                  Access revenue declined to $16 million, down 3% sequentially and 16% year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 59.3%.

•                  GAAP R&D expenses were $53 million.

•                  GAAP SG&A expenses were $40 million.

•                  GAAP operating income as a percentage of revenue was 13.1%.

•                  GAAP diluted loss per share was $(0.11).

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, the effect of the Tax Cuts & Jobs Act of 2017, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 59.5%.

•                  Non-GAAP R&D expenses were $42 million.

•                  Non-GAAP SG&A expenses were $33 million.

•                  Non-GAAP operating income as a percentage of revenue was 22.2%.

•                  Non-GAAP diluted earnings per share were $0.93.

Product Highlights

•                  Released dynamic multiprotocol software for Silicon Labs’ Wireless Gecko portfolio, a first-of-its-kind solution with RTOS scheduling, enabling simultaneous operation of Zigbee and Bluetooth low energy on a single SoC.

•                  Introduced the Si54x Ultra Series™ I2C-programmable crystal oscillators, providing superior jitter performance and frequency flexibility for 100/200/400G applications.

•                  Enabled Hager Group’s building automation module solution based on Silicon Labs’ EFR32 Wireless Gecko SoC.

•                  Announced new Si117x biosensors, which add electrocardiogram measurement and deliver high heart rate monitoring accuracy, while minimizing power consumption for all-day monitoring in health and fitness devices.

Business Highlights

•                  Announced a definitive agreement to acquire Sigma Designs subject to certain closing conditions which, if not met, would revert to an asset sale of Sigma Designs’ Z-Wave business. On January 23, 2018, Sigma Designs announced that the parties would revert to the asset sale of the Z-Wave business to Silicon Labs for $240 million, pursuant to the terms of the definitive agreement and contingent upon approval by Sigma Designs’ shareholders.

•                  Won the Global Semiconductor Alliance’s “Most Respected Public Semiconductor Company” award for the third year in a row.

Business Outlook

The company expects revenue in the first quarter to be in the range of $196 million to $202 million, and also estimates the following:

On a GAAP basis:

•              GAAP gross margin at approximately 59.0%.

•              GAAP operating expenses at approximately $98.0 million.

•              GAAP effective tax rate at (15.0)%.

•              GAAP diluted earnings per share between $0.42 and $0.48.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•              Non-GAAP gross margin between 59.0% and 59.5%.

•              Non-GAAP operating expenses at approximately $80.0 million.

•              Non-GAAP effective tax rate between 12.0% and 13.0%.

•              Non-GAAP diluted earnings per share between $0.73 and $0.79.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference 88340275. The replay will be available through February 28, 2018.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenues	$201,018	$182,610	$768,867	$697,626
Cost of revenues	81,754	73,134	314,676	276,122
Gross margin	119,264	109,476	454,191	421,504
Operating expenses:
Research and development	52,735	50,626	209,491	199,744
Selling, general and administrative	40,139	38,767	159,726	155,483
Operating expenses	92,874	89,393	369,217	355,227
Operating income	26,390	20,083	84,974	66,277
Other income (expense):
Interest income and other, net	1,963	357	6,057	806
Interest expense	(4,863)	(648)	(14,128)	(2,587)
Income before income taxes	23,490	19,792	76,903	64,496
Provision (benefit) for income taxes	28,342	(317)	29,811	3,002

Net income (loss)	$(4,852)	$20,109	$47,092	$61,494

Earnings (loss) per share:
Basic	$(0.11)	$0.48	$1.11	$1.47
Diluted	$(0.11)	$0.47	$1.09	$1.45

Weighted-average common shares outstanding:
Basic	42,656	41,850	42,446	41,713
Diluted	42,656	42,728	43,332	42,376

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended December 30, 2017
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$201,018

Gross margin	119,264	59.3%	$287	$—	$—	$119,551	59.5%

Research and development	52,735	26.2%	5,611	4,943	—	42,181	21.0%

Selling, general and administrative	40,139	20.0%	5,847	1,647	(110)	32,755	16.3%

Operating income	26,390	13.1%	11,745	6,590	(110)	44,615	22.2%

	Three Months Ended December 30, 2017
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income (loss)	$(4,852)	$11,745	$6,590	$(110)	$2,748	$24,631	$40,752

	GAAP Measure	Dilutive Securities Excluded From GAAP Measure Due to Net Loss					Non-GAAP Measure
Diluted shares outstanding	42,656	1,088					43,744

Diluted earnings (loss) per share	$(0.11)						$0.93

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending March 31, 2018
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	59.0%	0.25%	59.25%

Operating expenses	$98	$18	$80

Effective tax rate	(15.0)%	27.5%	12.5%

Diluted earnings per share - low	$0.42	$0.31	$0.73

Diluted earnings per share - high	$0.48	$0.31	$0.79

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$269,366	$141,106
Short-term investments	494,657	153,961
Accounts receivable, net	71,367	74,401
Inventories	73,132	59,578
Prepaid expenses and other current assets	39,120	61,805
Total current assets	947,642	490,851
Property and equipment, net	127,682	129,559
Goodwill	288,227	276,130
Other intangible assets, net	83,144	103,565
Other assets, net	88,387	81,739
Total assets	$1,535,082	$1,081,844

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,851	$39,577
Deferred income on shipments to distributors	50,115	45,568
Other current liabilities	73,359	54,550
Total current liabilities	162,325	139,695
Long-term debt	—	72,500
Convertible debt	341,879	—
Other non-current liabilities	77,862	42,691
Total liabilities	582,066	254,886
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 42,707 and 41,889 shares issued and outstanding at December 30, 2017 and December 31, 2016, respectively	4	4
Additional paid-in capital	102,862	24,463
Retained earnings	851,307	801,999
Accumulated other comprehensive income (loss)	(1,157)	492
Total stockholders’ equity	953,016	826,958
Total liabilities and stockholders’ equity	$1,535,082	$1,081,844

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 30, 2017	December 31, 2016
Operating Activities
Net income	$47,092	$61,494
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	14,766	13,216
Amortization of other intangible assets and other assets	27,246	27,715
Amortization of debt discount and debt issuance costs	10,146	—
Stock-based compensation expense	44,752	39,628
Income tax shortfall from stock-based awards	—	(1,671)
Deferred income taxes	(26,452)	(4,087)
Changes in operating assets and liabilities:
Accounts receivable	3,234	46
Inventories	(13,416)	(6,093)
Prepaid expenses and other assets	25,266	(3,568)
Accounts payable	(468)	263
Other current liabilities and income taxes	61,924	2,879
Deferred income on shipments to distributors	4,453	9,713
Other non-current liabilities	(9,022)	(10,625)
Net cash provided by operating activities	189,521	128,910

Investing Activities
Purchases of available-for-sale investments	(636,363)	(185,231)
Sales and maturities of available-for-sale investments	294,452	161,921
Purchases of property and equipment	(12,252)	(10,927)
Purchases of other assets	(4,960)	(8,801)
Acquisitions of businesses, net of cash acquired	(15,168)	(6,546)
Net cash used in investing activities	(374,291)	(49,584)

Financing Activities
Proceeds from issuance of long-term debt, net	389,468	—
Payments on debt	(72,500)	(5,000)
Repurchases of common stock	—	(40,543)
Payment of taxes withheld for vested stock awards	(15,753)	(10,561)
Proceeds from the issuance of common stock	11,815	13,299
Payment of acquisition-related contingent consideration	—	(9,500)
Net cash provided by (used in) financing activities	313,030	(52,305)

Increase in cash and cash equivalents	128,260	27,021
Cash and cash equivalents at beginning of period	141,106	114,085
Cash and cash equivalents at end of period	$269,366	$141,106